Exhibit 10.1

VOLCON, INC.

October 29, 2023

Holder of Common Stock Purchase Warrant

Re: Inducement Offer to Reprice Common Stock Purchase Warrants

Dear Holder:

In an effort for Volcon, Inc. (the “Company”) to raise cash, the Company is pleased to offer to you (the “Holder”) the opportunity, with respect to ________ of the Amended and Restated Common Stock Purchase Warrants exercisable into _________ Warrant Shares (as defined below) currently held by you (the “Applicable Warrants”), to receive a permanent reduction of the exercise price (pursuant to Section 3(i) of the Applicable Warrants) to $0.01 per share (such reduced price, the “Warrants Exercise Price”). The reduction of the exercise price to the Warrants Exercise Price shall be in effect until the Termination Date. The shares underlying the Applicable Warrants (“Warrant Shares”) have been registered for resale pursuant to registration statement Form S-1 (File No. 333-272564) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Applicable Warrants as contemplated by this letter agreement, will be effective for the resale of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Applicable Warrants.

In consideration for the Company’s agreement to reprice the exercise price of the portion of the Amended and Restated Common Stock Purchase Warrants currently held by you comprising the Applicable Warrants to the Warrants Exercise Price, Holder hereby agrees that no later than October 31, 2023 to pay to the Company a cash payment of $_________ (the “Repricing Payment”).

By acceptance of this offer, Holder agrees that the reduction of the exercise price of the Applicable Warrants shall not be deemed to be a Dilutive Issuance pursuant to the notes and other warrants issued to Holder, or amended and restated, on May 24, 2023.

Expressly subject to the paragraph immediately preceding this paragraph, Holder may accept this offer by signing this letter below and remitting the Repricing Payment to the Company pursuant to the terms contemplated hereby.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto.

On or about 6:00 am ET on October 30, 2023, the Company shall file a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereunder. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying any of the Applicable Warrants that are exercised after the date hereof shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 1 Business Day of the date the Company receives the applicable Warrants Exercise Price for each Applicable Warrant exercised from time to time on or prior to the Termination Date. The terms of the Applicable Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

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To accept this offer, Holder must counter execute this letter agreement, return the fully executed agreement to the Company by e-mail at: greg@volcon.com, and remit the Repricing Payment pursuant to the terms contemplated hereby.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

VOLCON, INC.

By: _______________________

Name:

Title:

Accepted and Agreed to:

Name of Holder: ___________________

By: _____________________________

Signature of Authorized Signatory of Holder: _________________________________

Name of Authorized Signatory: _______________________

Title of Authorized Signatory: ________________________

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Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a) Affirmation of Prior Representations, Warranties and Covenants. The Company hereby represents and warrants to the Holder that the Company’s representations and warranties as set forth in Article III and the Company’s covenants listed in Article IV of that certain Securities Purchase Agreement, dated August 22, 2022, between the Company and the investors listed thereto (the “SPA”), together with any updates in the Company’s public reports filed with the SEC subsequent to the SPA, are true and correct as of the date hereof and have been fully performed as of the date hereof.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any  liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d) Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of the Nasdaq Capital Market.

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